UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2006

ACRO Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50482
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

18 Halevna Street, Timrat, Israel 23840
(Address of principal executive offices and Zip Code)

011 972 4 604 0483
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On May 1, 2006, we decided to engage new auditors as our independent accountants to audit our financial statements. Our Board of Directors approved the change of accountants to Somekh Chaikin a member firm of KPMG International, an independent registered firm of Certified Public Accountants. Accordingly, Gordon, Hughes & Banks, LLP resigned on May 1, 2006.

During the term of their engagement commencing February 23, 2006, there were no disagreements with Gordon, Hughes & Banks, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Gordon, Hughes & Banks, LLP, would have caused Gordon, Hughes & Banks, LLP to make reference to the subject matter of the disagreements in connection with their report.

We provided Gordon, Hughes & Banks, LLP with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Gordon, Hughes & Banks, LLP is filed as Exhibit 16.1 to this Form 8-K.

We have engaged the firm of Somekh Chaikin a member firm of KPMG International, effective as of May 1, 2006. Somekh Chaikin a member firm of KPMG International was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits

16.1	Letter dated May 12, 2006 from Gordon, Hughes & Banks, LLP regarding change in independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRO Inc.

By: /s/ Gadi Aner

Gadi Aner
Chairman, Treasurer and Secretary

Date: May 12, 2006